UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K/A

(Amendment No. 1)

CURRENT REPORT

Pursuant to Section 13 OR 15(d)

of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 5, 2016

HEIDRICK & STRUGGLES

INTERNATIONAL, INC.

(Exact name of registrant as specified in its charter)

Delaware	0-25837	36-2681268
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

233 South Wacker Drive, Suite 4900, Chicago, IL	60606-6303
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (312) 496-1200

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

This Amendment No. 1 to the Current Report on Form 8-K, which was originally filed with the Securities and Exchange Commission on February 5, 2016 (the “Original 8-K”), amends and corrects (i) the age of Elizabeth L. Axelrod and (ii) the board appointments of T. Willem Mesdag only. The remainder of the information contained in the Original 8-K is not hereby amended.

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(d). The Company’s Board of Directors (“Board”) has appointed Elizabeth L. Axelrod and T. Willem Mesdag as independent members of the Company’s Board, effective February 5, 2016. Both Ms. Axelrod and Mr. Mesdag will stand for election at the Company’s 2016 annual meeting. Committee appointments for Ms. Axelrod and Mr. Mesdag have not been determined. Both Ms. Axelrod and Mr. Mesdag will receive compensation and benefits from the Company for service on the Board on the same terms as other non-employee directors, as described in the Company’s Proxy Statement filed with the Securities and Exchange Commission on April 22, 2015. There is no arrangement or understanding between either Ms. Axelrod or Mr. Mesdag and any other persons pursuant to which they were appointed as a director of the Company.

Ms. Axelrod (53) recently served as the Senior Vice President, Human Resources for eBay Inc. from March 2005 to July 2015. Prior to her tenure at eBay, Ms. Axelrod served as the Chief Talent Officer for WPP Group PLC, a global communications services group where she was also an Executive Director, and as a partner at McKinsey & Company. She is a co-author of The War for Talent, published by Harvard Business School Press in 2001. Ms. Axelrod holds a B.S.E. degree with a concentration in Finance from the Wharton School of the University of Pennsylvania and a Master’s degree in Public and Private Management from the Yale School of Management.

Mr. Mesdag (62) is the Founder and current Managing Partner of Red Mountain Capital Partners, an investment management fund based in Los Angeles established in 2005. Previously he served as a Partner and Managing Director at Goldman Sachs & Co., and as a securities lawyer with Ballard, Spahr, Andrews & Ingersoll. Mr. Mesdag also serves on the board of directors of Encore Capital Group and Destination XL Group, Inc. He also serves as a director of Davis Petroleum Acquisition Corp., a private company. He previously served on the boards of Cost Plus, Inc., 3i Group plc, Nature’s Sunshine Products, Inc., and Skandia Group AB. Mr. Mesdag also serves on the board of trustees of the Aspen Music Festival and School and is a member of the Council on Foreign Relations. He received his J.D. from Cornell Law School and his B.A. from Northwestern University.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HEIDRICK & STRUGGLES INTERNATIONAL, INC.
(Registrant)

Date: February 24, 2016	By:	/s/ Stephen W. Beard
	Name:	Stephen W. Beard
	Title:	Executive Vice President, General Counsel and Chief Administrative Officer